UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Section 240.14a-12

Arlington Asset Investment Corp.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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On June 2, 2016, Arlington Asset Investment Corp. issued a press release, a complete copy of which is included on the following pages.

Proxy Advisory Firm Egan-Jones Joins ISS and Glass Lewis in Recommending Arlington Asset Investment Corp. Shareholders Vote "FOR ALL" of Arlington's Director Nominees

All Three Major Proxy Advisory Firms Voice Support FOR ALL Arlington Director Nominees and Warn Arlington Shareholders Against The Imation Group

Arlington Urges Shareholders to Protect the Value of Their Investment by Voting the WHITE Proxy Card Today

ARLINGTON, Va., June 2, 2016 /PRNewswire/ -- Arlington Asset Investment Corp. (NYSE: AI) (the "Company" or "Arlington") today announced that Egan-Jones Proxy Services ("Egan-Jones"), a leading independent proxy advisory firm, has joined Institutional Shareholder Services ("ISS") and Glass Lewis & Co. ("Glass Lewis") in recommending that Arlington shareholders vote "FOR ALL" eight of Arlington's highly-qualified and experienced director nominees – Eric F. Billings, J. Rock Tonkel, Jr.,Daniel J. Altobello, Daniel E. Berce, David W. Faeder, Peter A. Gallagher, Ralph S. Michael, III and Anthony P. Nader, III – on the WHITE proxy card at the Company's Annual Meeting of Stockholders next Thursday, June 9, 2016.

Arlington shareholders are reminded that their vote is extremely important, no matter how many or how few shares they own.Arlington recommends that shareholders reelect the Company's current leaders by voting the WHITE proxy card today "FOR ALL" of Arlington's highly-qualified and experienced director nominees.

Your Vote Is Important, No Matter How Many or How Few Shares You Own

If you have any questions or need assistance voting, please contact the firm assisting Arlington in the solicitation of proxies:

INNISFREE M&A INCORPORATED Shareholders may call toll free: 1-888-750-5834 Banks and Brokers may call collect: 212-750-5833

IMPORTANT Arlington urges shareholders NOT to sign any gold proxy card sent by the Imation Group.

If you have already done so, you have every legal right to change your vote by using the WHITE proxy card to vote TODAY—by telephone, via Internet, or by signing, dating and returning the WHITE proxy card.

About Arlington Asset Investment Corp.

Arlington Asset Investment Corp. (NYSE: AI) is a principal investment firm that currently invests primarily in mortgage-related and other assets. The Company is headquartered in the Washington, D.C. metropolitan area. For more information, please visit www.arlingtonasset.com.

Important Additional Information
The Company, its directors and certain of its executive officers are participants in the solicitation of proxies in connection with the Company's 2016 Annual Meeting of Shareholders. The Company has filed a definitive proxy statement and form of WHITE proxy card with the U.S. Securities and Exchange Commission (the "SEC") in connection with such solicitation of proxies from the Company's shareholders. WE URGE INVESTORS TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

Information regarding the names of the Company's directors and executive officers and their respective interests in the Company by security holdings or otherwise as of April 7, 2016, is set forth in the Company's definitive proxy statement for its 2016 Annual Meeting of Shareholders, filed with the SEC on April 18, 2016. Additional information can be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 16, 2016. These documents are available free of charge at the SEC's website at www.sec.gov.

Shareholders will be able to obtain, free of charge, copies of these documents, including any proxy statement (and amendments or supplements thereto) and accompanying WHITE proxy card, and other documents filed with the SEC at the SEC's website at www.sec.gov. In addition, copies will also be available at no charge at the Investors section of the Company's website at http://www.arlingtonasset.com/.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Certain statements in this communication that are not historical facts are forward-looking statements. Forward-looking statements involve various important assumptions, risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events. We discuss these factors and events, along with certain other risks, uncertainties and assumptions, under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2015, and in our other filings with the SEC. We note these factors for investors as contemplated by the Private Securities Litigation Reform Act of 1995. Predicting or identifying all such risk factors is impossible. Consequently, investors should not consider any such list to be a complete set of all potential risks and uncertainties. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update any forward-looking statement to reflect circumstances or events that occur after the date of the statement to reflect unanticipated events. All subsequent written and oral forward-looking statements attributable to us or any person acting on behalf of the Company are qualified by the cautionary statements in this section.

SOURCE Arlington Asset Investment Corp.

Related Links

http://www.arlingtonasset.com